[LCNB NATIONAL BANK LETTERHEAD]

Offices Conveniently Located Throughout Southwestern Ohio

www.lcnb.com

P.O. BOX 59   *   2 NORTH BROADWAY, LEBANON, OHIO 45036   *   PHONE 513/932-1414   *   800/344-BANK

Exhibit 99.1

I, David S. Beckett, submit my resignation from the Board of Directors of LCNB Corp. and LCNB National Bank this 26th day of April, 2011.

/s/ David S. Beckett

David S. Beckett